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                                                                     EXHIBIT 5.1


                         [GREENBERG TRAURIG LETTERHEAD]

                               December 14, 1998

Quest Education Corporation
1327 Northmeadow Parkway, Suite 132
Roswell, Georgia 30076

Gentlemen:

         You have requested our opinion with respect to the offering by you, Educational Medical, Inc., a Delaware corporation (the "Company"), of up to 750,000 shares (the "Plan Shares") of the Company's Common Stock, par value $.01 per share, pursuant to the provisions of the 1998 Employee Stock Purchase Plan (the "Plan"). The Plan Shares are being offered and sold pursuant to a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act").

         We have examined a copy of the Restated Certificate of Incorporation, as amended, and the By-Laws of the Company, the minutes of various meetings of the Company's Board of Directors and Stockholders, the Registration Statement prepared by the Company and filed with the Securities and Exchange Commission and the original or certified copies of such agreements, certificates of public officials, certificates of officers and representatives of the Company and others, opinions of counsel, documents, papers, statutes and authorities as we deemed necessary as a basis for the opinions hereinafter set forth. In such examinations, we have assumed the genuineness of all signatures and the conformity to original documents of all copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Company and others.

         Based upon the foregoing, we are of the opinion that the Plan Shares have been duly and validly authorized and, when sold, paid for and issued as contemplated by the Plan and the Registration Statement, will be duly and validly issued, fully paid and non-assessable.

         Please be advised that Morris C. Brown, a shareholder in the Firm, is the Secretary of the Company and owns options to purchase 5,001 shares of the Company's Common Stock.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement, and to the use of our name as your counsel in connection with the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                  Very truly yours,


                                                  GREENBERG TRAURIG, P.A.